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[Wilson Sonsini Goodrich & Rosati Letterhead]

Exhibit 5.1

March 8, 2006

Ikanos Communications, Inc.
47669 Fremont Boulevard
Fremont, CA 94538

    Re:
    Registration Statement on Form S-1

Ladies and Gentlemen:

        We are acting as counsel to Ikanos Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of 6,612,500 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), which includes 2,500,000 shares that may be issued and sold by the Company (the "Company Shares") and 3,250,000 shares that may be sold by certain stockholders of the Company (the "Selling Stockholder Shares"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-132067), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Shares also include an over-allotment option granted to the underwriters of the offering to purchase 862,500 shares.

        As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that the Company Shares have been duly authorized by the Company, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

        Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

                      /s/                        WILSON SONSINI GOODRICH & ROSATI

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  Exhibit 5.1